    As filed with the Securities and Exchange Commission on December 3, 2001
                                                     Registration No. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                              --------------------

                                 THE KNOT, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                   13-3895178
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)


                            462 Broadway, 6th Floor
                            New York, New York 10013
              (Address of principal executive offices) (Zip Code)

                              --------------------

                                 THE KNOT, INC.
                           1999 STOCK INCENTIVE PLAN
                  (Amended and Restated as of March 27, 2001)
                            (Full title of the Plan)

                              --------------------

                                   David Liu
                     President and Chief Executive Officer
                                 The Knot, Inc.
                            462 Broadway, 6th Floor
                            New York, New York 10013
                    (Name and address of agent for service)
                                 (212) 219-8555
         (Telephone number, including area code, of agent for service)

                              --------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------
                                                      Proposed         Proposed
        Title of                                      Maximum          Maximum
       Securities                     Amount          Offering         Aggregate         Amount of
         to be                         to be            Price          Offering         Registration
      Registered                    Registered(1)    per Share(2)       Price(2)            Fee
      ----------                    -------------    ------------       --------            ---

1999 Stock Incentive Plan
Common Stock, $0.01 par value      1,293,525 shares    $0.46          $595,021.50         $148.76
------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the The Knot, Inc. 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) Estimated solely for purposes of the registration fee for this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices of the Registrant's Common Stock on the Over-the-Counter Bulletin Board as reported in the consolidated reporting system on November 29, 2001.

                                    PART II

               Information Required in the Registration Statement


         On February 4, 2000, The Knot, Inc. (the "Registrant") filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (File No. 333-96179) relating to 3,849,868 shares of common stock to be offered and sold under its 1999 Stock Incentive Plan (the "Plan"). The contents of that prior Registration Statement are incorporated in this Registration Statement by reference.

Item 3. Incorporation of Documents by Reference

         The Registrant hereby incorporates by reference in this Registration Statement the following documents previously filed with the Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Commission on March 30, 2001;

     (b) The Registrant's Quarterly Reports on Form 10-Q, filed with the Commission on May 14, 2001, August 14, 2001 and November 14, 2001, respectively;

     (c) The Registrant's Current Reports on Form 8-K, filed with the Commission on March 23, 2001, June 27, 2001, August 24, 2001 and November 21, 2001, respectively; and

     (d) The Registrant's Registration Statement No. 000-28271 on Form 8-A filed with the Commission on November 24, 1999, pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights, and provisions applicable to the Registrant's outstanding common stock.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number           Exhibit
--------------           -------
     5                   Opinion of Brobeck, Phleger & Harrison LLP.
    23.1                 Consent of Ernst & Young LLP, Independent Auditors.
    23.2                 Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24                   Power of Attorney. Reference is made to page II-2 of this Registration Statement.
    99.1                 The Knot, Inc. 1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001).


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 3rd day of December, 2001.

                                    The Knot, Inc.

                                    By: /s/ David Liu
                                       -------------------------------------
                                       David Liu
                                       President, Chief Executive Officer and
                                       Chairman of the Board of Directors

                               POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

         That each person whose signature appears below constitutes and appoints David Liu and Richard Szefc, and each of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:


Signature                               Title                                        Date
---------                               -----                                        ----


/s/ David Liu                           President, Chief Executive Officer      December 3, 2001
___________________________             and Chairman of the Board of
David Liu                               Directors (Principal Executive Officer)

/s/ Richard Szefc                       Chief Financial Officer,                December 3, 2001
___________________________             Treasurer and Secretary
Richard Szefc                           (Principal Financial and
                                        Accounting Officer)

/s/ Sandra Stiles                       Chief Operating Officer,                December 3, 2001
___________________________
Sandra Stiles                           Assistant Secretary and Director

/s/ Randy Ronning                       Director                                December 3, 2001
___________________________
Randy Ronning

/s/ Ann Winblad                         Director                                December 3, 2001
___________________________
Ann Winblad


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933


                                 THE KNOT, INC.

                                 EXHIBIT INDEX

Exhibit Number          Exhibit
--------------          -------
     5                  Opinion of Brobeck, Phleger & Harrison LLP.
    23.1                Consent of Ernst & Young LLP, Independent Auditors.
    23.2                Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24                  Power of Attorney. Reference is made to page II-2 of this Registration Statement.
    99.1                The Knot, Inc. 1999 Stock Incentive Plan (Amended and Restated as of March 27, 2001).



                            STATEMENT OF DIFFERENCES

The division sign shall be expressed as................................. [div]